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                            PLEDGE AGREEMENT

                        DATED AS OF APRIL 1, 1999


                                  by

                              JOHN O'BRIEN

                                  to

                        FULL POWER CORPORATION

                          AN OHIO CORPORATION

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                           TABLE OF CONTENTS


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SECTION 1. DEFINITIONS..............................................         1

SECTION 2. SECURITY FOR OBLIGATIONS.................................         2

SECTION 3. DEFINITION OF STOCK, ETC.................................         2

SECTION 4. PLEDGE OF STOCK, ETC.....................................         3

     4.1 Pledge.....................................................         3
     4.2 Subsequently Acquired Stock................................         3

SECTION 5. TRANSFER OF COLLATERAL, ETC., BY PLEDGOR.................         3

     5.1 No Dispositions............................................         3

SECTION 6. CERTAIN RIGHTS IN RESPECT OF PLEDGED STOCK...............         3

     6.1 Voting.....................................................         3
     6.2 Dividends and Other Distributions..........................         4

SECTION 7. REMEDIES IN CASE OF EVENT OF DEFAULT.....................         4

SECTION 8. ATTORNEY-IN-FACT.........................................         7

SECTION 9. PLEDGOR'S OBLIGATIONS ABSOLUTE WAIVER....................         7

SECTION 10. FURTHER REPRESENTATIONS, WARRANTIES AND COVENANTS
            OF PLEDGOR..............................................         9

SECTION 11. FURTHER ASSURANCES......................................        10

SECTION 12. TERMINATION; RELEASE....................................        10

SECTION 13. NOTICES.................................................        11

SECTION 14. MISCELLANEOUS...........................................        11
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     THIS PLEDGE AGREEMENT, dated as of April 1, 1999 as supplemented, amended or otherwise modified from time to time as permitted hereby, ("this Agreement"), made by JOHN O'BRIEN, an individual ("Pledgor") to FULL POWER CORPORATION, an Ohio corporation ("Pledgee") for the benefit of All Power
Corp. ("Beneficiary").

                                      RECITALS:

     A. The Pledgor is the principal shareholder of All Power Corp., a New York Corporation. All Power Corp. has entered into a Line of Credit Agreement dated as of April __, 1999 as supplemented, amended or otherwise modified from time to time (the "Line of Credit Agreement") with the Pledgee providing, subject to the terms and conditions thereof, for the issuance of a line of credit in favor of All Power Corp. of up to $250,000.00. In connection with the Line of Credit Agreement, All Power Corp. has executed a Line of Credit Note in the principal amount of $250,000.00 (the "Note") in favor of the Pledgee.

     B. Pursuant to the terms of the Line of Credit Agreement and the demand of the Pledgee, the Pledgor shall execute and deliver this Agreement in favor the Pledgee.

     C. As security for the Line of Credit Agreement and All Power Corp.'s prompt and faithful performance of its obligations under the Line of Credit Agreement and Note, Pledgor agrees to pledge to Pledgee and grant to Pledgee a security interest in and lien on certain property herein specified.

     NOW, THEREFORE, in consideration of the aforesaid premises and the mutual terms and covenants herein contained, Pledgor and Pledgee agree as follows:

     SECTION 1. DEFINITIONS. As used in this Agreement, the following terms have the meanings specified below (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

     "BENEFICIARY" shall have the meaning set forth in the introductory paragraph.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law or regulation to be closed in Cleveland, Ohio.

     "COLLATERAL" shall have the meaning set forth in Section 4.1.

     "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.


     "EVENT OF DEFAULT" shall have the meaning set forth in the Line of Credit Agreement.


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     "LIEN" shall mean any mortgage, pledge, hypothecation, security assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing.

     "LINE OF CREDIT AGREEMENT" shall have the meaning set forth in Recital A.

     "NOTE" shall have the meaning set forth in Recital A.

     "OBLIGATIONS" shall have the meaning set forth in Section 2.

     "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

     "PLEDGED STOCK" shall have the meaning set forth in Section 4.1.

     "PLEDGEE" shall have the meaning set forth in the introductory paragraph.

     "PLEDGOR" shall have the meaning set forth in the introductory paragraph.

     "STOCK" shall have the meaning set forth in Section 3.

     "TERMINATION DATE" shall have the meaning set forth in Section 12.

     SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement is made by Pledgor for the benefit of Pledgee to secure the prompt payment in full when and as due of every obligation and liability of Beneficiary to Pledgee including, but not limited to the due and punctual payment when due and as due of the principal and interest on the Note in accordance with its terms and the terms of the Line of Credit Agreement and all other amounts payable (including, without limitation, indemnities, fees, costs, expenses and interest thereon) under the Line of Credit Agreement (collectively, the "Obligations").

     SECTION 3. DEFINITION OF STOCK, ETC. As used herein, the term "Stock" shall mean 1,000,000 shares of $.001 par value common stock ("Stock") of the Beneficiary. Pledgor represents and warrants that, on the date hereof, (a) Pledgor is the sole beneficial owner and the holder of record of all of the Stock and (b) Pledgor owns no stock or securities of Beneficiary, other than the Stock identified on Annex A.

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     SECTION 4. PLEDGE OF STOCK, ETC.

     4.1 PLEDGE. In order to secure the Obligations, Pledgor hereby pledges with Pledgee, and hereby assigns, transfers, hypothecates, mortgages and sets over to Pledgee and grants to Pledgee a security interest in, all Stock evidenced by the certificates identified on Annex A (the "Pledged Stock") together with all such certificates evidencing such Stock and together with all income and profits thereof, all cash, securities and other property at any time and from time to time distributed thereon, all other proceeds thereof and all rights and privileges pertaining thereto (all such Pledged Stock, certificates, income, profits, distributions, proceeds, rights and privileges being herein collectively called the "Collateral"). Concurrently with its execution and delivery of this Agreement, Pledgor has delivered to Pledgee all certificates evidencing the Pledged Stock accompanied by undated stock powers duly executed by Pledgor in blank.

     4.2 SUBSEQUENTLY ACQUIRED STOCK. If Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Stock at any time or from time to time after the date hereof, Pledgor shall (a) hold the same as the Pledgee's agent, in trust for Pledgee, and will forthwith pledge and deposit such Stock as security with Pledgee and deliver to Pledgee certificates or instruments therefor, accompanied by undated stock powers duly executed by Pledgor, and all of such Stock shall thereafter constitute Pledged Stock under this Agreement, to the same extent as if such Stock had been owned by Pledgor on the date hereof and described in Annex A and originally pledged hereunder, and shall be held by Pledgee pursuant hereto as part of the Collateral, and (b) enter into such documents and instruments and take such further action as Pledgee may reasonably request to confirm the pledge of such Stock hereunder and carry out the intent of this Section 4.2.

     SECTION 5. TRANSFER OF COLLATERAL BY PLEDGOR.

     5.1 NO DISPOSITIONS. Pledgor will not (a) sell or otherwise dispose of, grant any option with respect to, or (except pursuant to this Agreement) mortgage, pledge or otherwise encumber any of the Collateral or (b) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction in the United States any financing statement or like instrument with respect to the Collateral in which Pledgee is not named as the sole secured party.

     SECTION 6. CERTAIN RIGHTS IN RESPECT OF PLEDGED STOCK.

     6.1 VOTING. Unless and until an Event of Default shall have occurred and be continuing, Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Stock, PROVIDED that, Pledgor will not vote the Pledged Stock or grant any consent, waiver or ratification or take any other action in respect thereof in any manner which would violate or be inconsistent with any of the terms of this Agreement, the Note, or the Line of Credit Agreement, or which would have the effect of impairing the

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position or interests of Pledgee. All such rights of Pledgor to exercise voting, consensual and other powers of ownership shall cease in case an Event of Default shall occur and be continuing. At any time upon the occurrence and during the continuance of an Event of Default, (i) Pledgee may cause any or all of the Pledged Stock (or any other Collateral) to be registered in, or transferred into, its name or the name of its nominee or nominees, without notice to Pledgor and (ii) the Pledgor, upon request of Pledgee, will convert all Pledged Stock in bearer form identified in such request to registered form.

     6.2 DIVIDENDS AND OTHER DISTRIBUTIONS. Unless an Event of Default shall have occurred and be continuing, all cash dividends payable in respect of the Pledged Stock shall be paid to Pledgor, PROVIDED that, whether or not an Event of Default shall have occurred or be continuing, all cash dividends and other distributions payable in respect of the Pledged Stock which constitute in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid to Pledgee and retained by it as part of the Collateral. Notwithstanding the foregoing, Pledgee shall in any event also be entitled to receive directly, and to retain as part of the Collateral (and Pledgor shall promptly deliver to Pledgee):

          (a) all other or additional stock or securities or property (other than cash permitted to be retained by Pledgor in accordance with the first sentence of this Section 6.2) paid or distributed by way of dividend or otherwise in respect of the Pledged Stock;

          (b) all other or additional stock or securities or property (including cash) paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, revision, reclassification, combination of shares or other corporate rearrangement; and

          (c) all other or additional stock or other securities or property (including cash) which may be paid or distributed in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or other corporate reorganization.

     All dividends, distributions or other payments in respect of the Collateral which are received by Pledgor contrary to the provisions of this
Section 6.2 or of Section 7 below shall be received in trust for the benefit of Pledgee, shall be segregated from other property or funds of Pledgor, and shall be forthwith paid over and delivered to Pledgee as Collateral in the same form as so received (with any necessary endorsements).

     SECTION 7. REMEDIES IN CASE OF EVENT OF DEFAULT.

          (a) In case an Event of Default shall have occurred and be continuing, Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, by law, in equity, by statute or otherwise) for the protection and enforcement of its rights in respect of the Collateral, and Pledgee shall

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be entitled, without limitation, to exercise the following rights:

          (i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6.2 to Pledgor and to receive all dividends and other distributions payable in respect of the Collateral under said Section;

          (ii) to have and exercise all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where such rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral (whether or not transferred into the name of Pledgee) as if Pledgee were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right, and hereby irrevocably constitutes and appoints Pledgee the proxy and attorney-in-fact of Pledgor, with full power of substitution, from and after the occurrence and during the continuance of an Event of Default, to exercise all such voting, consensual and other powers of ownership);

          (iii) to transfer all or any part of the Collateral into Pledgee's name or the name of its nominee or nominees, without notice to Pledgor;

          (vi) in its name or in the name of Pledgor or otherwise, to demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral; and

          (v) at any time or from time to time, upon ten Business Days' prior written notice to Pledgor (which notice Pledgor hereby agrees to be commercially reasonable) of the time and place with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of Pledgee or any of its agents, to sell, lease, assign and deliver, or grant options to purchase, or otherwise dispose of all or any part of such Collateral, at such place or places as Pledgee may determine, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above), it being agreed that the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) may thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including


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    any right or equity of redemption (statutory or otherwise), of Pledgor and any obligation to see to the application of any part of the purchase money paid therefor or any liability for the misapplication or non-application thereof; and Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned.

Pledgee will not in any event be liable for failure to collect or realize upon any or all of the collateral or for any delay in so doing, except in the case of gross negligence or willful misconduct; nor shall it be under any obligation to take any action whatsoever with regard thereto.

Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended and applicable securities laws of other jurisdictions, Pledgee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to Pledgee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Pledgee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale. Pledgee shall not incur any liability to Pledgor as a result of the sale of the Collateral, or any part thereof, at any such private sale conducted in a commercially reasonable manner without gross negligence or willful misconduct. Pledgor hereby waives any and all claims against Pledgee arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Pledgee accepts the first offer received and does not offer the Collateral to more than one offeree.

Each right, power and remedy of Pledgee provided for in this Agreement, the Note, or the Line of Credit Agreement, or now existing or hereafter available at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Pledgee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Pledgee of all such other rights, powers or remedies, and no course of dealing or failure or delay on the part of Pledgee in exercising any such right, power or remedy shall operate as a waiver thereof or otherwise prejudice the rights, powers or remedies of Pledgee.

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             (b) Pledgee may be a purchaser of the Collateral, or any part thereof, at any sale thereof pursuant to the provisions hereof, whether upon foreclosure or by power of sale or otherwise, and may bid for and acquire all or any part of the Collateral and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations the net sales price after deducting therefrom the costs and expenses of such sale.

     SECTION 8. ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to Pledgee while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, Pledgor hereby irrevocably constitutes and appoints Pledgee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority and stead of Pledgor without notice or assent thereof, and in the name of Pledgor or in its own name, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that Pledgee may reasonably deem necessary or appropriate to accomplish the purposes hereof. Without limiting the generality of the foregoing, so long as Pledgee shall be entitled under this Agreement to make collections in respect of the Collateral, Pledgee shall have the right and power to receive, endorse and collect all checks made payable to or to the order of Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     SECTION 9. PLEDGOR'S OBLIGATIONS ABSOLUTE WAIVER.

          (a) To the fullest extent permitted by applicable law, the obligations of Pledgor under this Agreement shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based on any claim Pledgor may have against Pledgee. Beneficiary or any other Person, or based upon any claim Beneficiary may have against Pledgee or any other Person, and shall remain in full force and effect without regard to, and shall not be released, suspended, abated, deferred, reduced, discharged, terminated or otherwise affected by any circumstance or occurrence whatsoever (other than indefeasible prior payment, performance and satisfaction in full of the obligations in accordance with the terms of the Line of Credit Agreement), whether or not Pledgor or any other Person shall have any knowledge or notice thereof, including, without limitation:

             (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from the Note, this Agreement, the Line of Credit Agreement, or any other instrument or agreement applicable to Pledgor or Beneficiary, or any assignment, transfer or other disposition of any thereof;

             (ii) any failure on the part of Pledgor, Beneficiary or any other

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          Person, to perform or comply with any term of any such instrument or agreement;

             (iii) any waiver, consent, extension, indulgence or other action or inaction (including, without limitation, any lack of diligence or failure to mitigate damages) under or in respect of any such instrument or agreement or any obligation or liability of Pledgor, Beneficiary or any other Person, or any exercise or non-exercise of any right, power or remedy under or in respect of any such instrument or agreement or any such obligation or liability;

             (iv) any furnishing of any additional security to Pledgee or its assignee or any acceptance thereof or any release of any Collateral or other security by Pledgee or its assignee;

             (v) any limitation on any Person's liability or obligations under any such instrument or agreement or any such obligation or liability or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any such obligation or liability or any term of any thereof;

             (vi) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, arrangement or other similar proceeding relating to Pledgor, Beneficiary, or any of their respective properties or assets, or any such proceeding by, among or on behalf of their respective creditors, as such, or any proceeding for the voluntary liquidation or dissolution or other winding up of Beneficiary, whether or not involving insolvency or bankruptcy proceedings, or any assignment for the benefit of their respective creditors, or any other marshalling of their respective assets, or any action taken by any trustee, receiver or the like or by any court in any such proceeding;

             (vii) any change in the ownership of all or any part of the capital stock of Beneficiary;

             (viii) any assignment, transfer or other disposition, in whole or in part, by Pledgor of its interest in any Collateral; or

             (ix) any other circumstance or occurrence, whether similar or dissimilar to any of the foregoing.

          (b) Pledgor unconditionally waives, to the fullest extent permitted by applicable law, (i) notice of any of the matters referred to in
     Section 9(a); (ii) all notices required by statute, rule or law or otherwise to preserve any rights against Pledgor hereunder including, without limitation, any demand, proof or

                                         8


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          notice of non-payment of any principal of or interest on the Note, and any notice of any failure on the part of Beneficiary to perform or comply with any term of the Note or the Line of Credit Agreement;
          (iii) any right to the enforcement, assertion or exercise of any right, power or remedy under or in respect of any such agreement or instrument; and (iv) any requirement that any other Person be joined as a party to any proceedings for the enforcement of any term of any such agreement or instrument. Pledgor hereby unconditionally waives and releases, to the fullest extent permitted by applicable law, any right or equity of redemption (statutory or otherwise) with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise.

     SECTION 10. FURTHER REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR. Pledgor represents and warrants for the benefit of Pledgee that:

          (a) on the date hereof, Pledgor has good and marketable title to the Stock evidenced by the certificates identified on Annex A. No Lien now exists upon the Collateral and no Lien will exist upon the Collateral at any time after the date hereof (and no-right or option to acquire any of the Collateral exists in favor of any Person), except for the pledge in favor of Pledgee created or provided for in this Agreement, which pledge constitutes a valid and enforceable first priority pledge and perfected security interest in and to the Collateral, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien on the Collateral.

          (b) All of the shares of the Pledged Stock are, and all other Stock hereafter acquired by Pledgor will be (from and after the issuance thereof), duly authorized, validly issued, fully paid and non-assessable and none of such Pledged Stock or other Stock is or will be subject to any restriction on the transfer thereof, pursuant to the charter or By-Laws of the Beneficiary when issuing such Stock or any contract or agreement (other than any such restriction contained in this Agreement or the Line of Credit Agreement) by which Beneficiary or any of its respective properties may be bound, or otherwise. An appropriate notation has been placed on the stock ledger or other books and records of Beneficiary (and, in the case of any Stock hereafter acquired by Pledgor, will be so placed on the stock ledger or other books and records of Beneficiary the stock of which is pledged hereunder) in order to reflect the pledge in favor of Pledgee created or provided for in this Agreement.

          (c) Pledgor has full power, authority and legal right to pledge all of the Pledged Stock pursuant to this Agreement.

          (d) This Agreement has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor enforceable in accordance with its terms.


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          (e)  Pledgor will appear in and defend any action or proceeding that may affect its title to or Pledgee's interest in the Collateral.

          (f) Pledgor will give prompt notice to Pledgee of the occurrence of any Default or Event of Default.

     SECTION 11.  FURTHER ASSURANCES. In furtherance of the pledge pursuant to
Section 4, Pledgor will:

          (a) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or appropriate (in the reasonable judgment of Pledgee) to create, preserve, perfect or validate the pledge contemplated by this Agreement or to enable Pledgee to exercise and enforce its rights, powers and remedies hereunder with respect to such pledge (including, without limitation, upon the occurrence and during the continuance of an Event of Default, causing any or all of the Collateral to be registered in or transferred of record into the name of Pledgee or its nominee) or otherwise further to effectuate the purposes of this Agreement and to carry out the terms hereof; and

          (b) cause all certificates for the Pledged Stock to include such legends as may be necessary or advisable to give proper notice of the provisions of this Agreement and safeguard the rights of Pledgee hereunder.

     Pledgor hereby authorizes Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to Pledgee such additional conveyances, assignments, agreements and instruments as Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto Pledgee its rights, powers and remedies hereunder.

     SECTION 12. TERMINATION: RELEASE. After the Termination Date (as defined below), this Agreement shall terminate (except as hereinafter provided), and Pledgee, at the request and expense of Pledgor, will execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to Pledgor (without recourse and without any representation or warranty of any kind by Pledgee) such of the Collateral as may be at the time in the possession of Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by Pledgee hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Note is no longer outstanding, and when all Obligations have been indefeasibly paid and satisfied in full in accordance with the terms of the Note and Line of Credit Agreement and when Pledgee is satisfied that it is entitled to retain all funds so paid.

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       SECTION 13.  NOTICES.  All notices and other communications provided for in this Agreement shall be in writing and delivered by hand or mailed, first class postage prepaid, return receipt requested or sent by overnight courier, or by confirmed telefax transmission (confirmed by hand delivered, mailed or overnight courier copy) addressed (a) if to Pledgor at ________________________ or at such other address as Pledgor shall have designated by notice to Pledgee, or (b) if to Pledgee at __________________________ with a copy to: Dill, Dill, Carr, Stonbraker & Hutchings, P.C., 455 Sherman Street, Suite 300, Denver, CO 80203 or at such other address as Pledgee shall have designated by notice to Pledgor.

       SECTION 14. MISCELLANEOUS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF OHIO. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the party against which enforcement of such waiver, alteration or amendment is sought. Any such waiver, alteration or amendment shall be binding upon Pledgor and Pledgee. This Agreement shall be assignable and shall be binding upon and inure to the benefit of and be enforceable by Pledgor and Pledgee and their respective successors and assigns. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof. Unless otherwise specified, any reference in this Agreement to a particular section or other subdivision, or a particular annex, shall be considered a reference to that section or other subdivision of, or to that annex to, this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Pledgee in order to carry out the intentions of the parties hereto as nearly as may be possible, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdictions.

(The remainder of this page is intentionally left blank.)

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                          By:    /s/ John O'Brien
                                             -------------------------
                                             John O'Brien

                                          FULL POWER CORPORATION
                                          an Ohio corporation


                                          By:    /s/ George Falsone
                                             -------------------------
                                             Name:  George Falsone
                                             Title: President


       Notwithstanding anything in this entire agreement, John O'Brien shall not be liable personally or otherwise, in any way, shape or form as a guarantor of the loan other than with regard to his stock in All Power Corp.



                                          Agreed and accepted

                                          /s/ John O'Brien
                                          ----------------------------

                                                                   ANNEX A
                                                                      to
                                                          Pledge Agreement


                                    PLEDGED STOCK

-------------------------------------------------------------------------------------------
 Name of Issuer      Certificate Number          Number and Class     Percentage of
                                                 of Shares            Outstanding Shares
                                                                      of Each of Class of
                                                                      Capital Stock
-------------------------------------------------------------------------------------------
All Power Corp.               1                  1,000,000 Common            100%
-------------------------------------------------------------------------------------------